Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2025, with respect to the consolidated financial statements included in the Annual Report of Red Violet, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Red Violet, Inc. on Form S-8 (File No. 333-224147, File No. 333-238947 and File No. 333-265289).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

February 27, 2025